                       OMNIBUS INCENTIVE COMPENSATION PLAN

                       AMERICAN CAPITAL ACCESS HOLDINGS,
                       INCORPORATED

                       Effective March 1, 2001

CONTENTS

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Article 1. Establishment, Objectives, and Duration                             1

Article 2. Definitions                                                         1

Article 3. Administration                                                      5

Article 4. Shares Subject to the Plan and Maximum Awards                       6

Article 5. Eligibility and Participation                                       6

Article 6. Stock Options                                                       7

Article 7. Stock Appreciation Rights                                           8

Article 8. Restricted Stock                                                   10

Article 9. Performance Units, Performance Shares, and Cash-Based Awards       11

Article 10. Performance Measures                                              12

Article 11. Beneficiary Designation                                           13

Article 12. Deferrals                                                         13

Article 13. Rights of Employees/Directors                                     13

Article 14. Change in Control                                                 14

Article 15. Amendment, Modification, and Termination                          15

Article 16. Withholding                                                       15

Article 17. Indemnification                                                   16

Article 18. Successors                                                        16

Article 19. General Provisions                                                17

AMERICAN CAPITAL ACCESS HOLDINGS, INCORPORATED
OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. American Capital Access Holdings,
Incorporated, a Wyoming corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "American
Capital Access Holdings, Incorporated Omnibus Incentive Compensation Plan"
(hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock
Appreciation Rights, Restricted Stock, Performance Shares, Performance Units,
and Cash-Based Awards.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of March 1, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders; to provide
Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company, its
Affiliates, and Subsidiaries, in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in such success.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1  "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2  "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock
          Appreciation Rights, Restricted Stock, Performance Shares, Performance
          Units, or Cash-Based Awards.

     2.3  "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to
          Awards granted under this Plan.

     2.4  "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and
          Regulations under the Exchange Act.

     2.5  "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
          Company.

     2.6  "CASH-BASED AWARD" means an Award granted to a Participant as described in Article 9 herein.

     2.7  "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (a)  Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownerships of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the
               Company's then outstanding securities; or

          (b)  During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new
               Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof;
               or

          (c)  Any Person is or becomes able to elect a majority of the members of the Board; or

          (d)  The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or
               (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)
               at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity)
               outstanding immediately after such merger, consolidation, or reorganization.

          However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates

          the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the
          Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent
          (3%) of the stock of the purchasing company; or (ii) ownership of an equity interest in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

     2.8  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.9  "COMMITTEE" means any committee appointed by the Board to administer
          Awards to Employees, as specified in Article 3 herein.

     2.10 "COMPANY" means American Capital Access Holdings, Incorporated, a
          Wyoming corporation, and any successor thereto as provided in Article
          18 herein.

     2.11 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of
          "covered employees," as defined in the regulations promulgated under
          Code Section 162(m), or any successor statute.

     2.12 "DIRECTOR" means any individual who is a member of the Board of
          Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the
          Plan.

     2.13 "DISABILITY" shall have the meaning ascribed to such term in the long-term disability plan of the Company, its Subsidiary or Affiliate employing the Employee or if no such plan exists, at the discretion of the Board, except as otherwise provided in any agreement with a
          Participant.

     2.14 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
          Section 1.1 hereof.

     2.15 "EMPLOYEE" means any employee of the Company or its Subsidiaries or
          Affiliates.

     2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.17 "FAIR MARKET VALUE" "Fair Market Value" shall be determined as follows, except as otherwise provided in an Award Agreement:

          (a)  At all times during which the Company's Shares are not traded on a public securities exchange, "Fair Market Value" shall be determined by the Board in its sole discretion.

          (b)  At all times following an initial public offering of Shares concurrent with listing on a public securities exchange or a national automated quotation system, Fair Market Value shall mean the closing price for Shares on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before and

               the nearest day after the relevant date, as reported in The Wall
               Street Journal or a similar publication selected by the Board.

     2.18 "FREESTANDING SAR" means an SAR that is granted independently of any
          Options, as described in Article 7 herein.

     2.19 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive
          Stock Option and that is intended to meet the requirements of Code
          Section 422.

     2.20 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
          Section 12 of the Exchange Act, all as defined under Section 16 of the
          Exchange Act.

     2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase
          Shares granted under Article 6 herein and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

     2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock
          Option, as described in Article 6 herein.

     2.23 "OPTION PRICE" means the price at which a Share may be purchased by a
          Participant pursuant to an Option.

     2.24 "PARTICIPANT" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the
          Plan.

     2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

     2.27 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

     2.28 "PERIOD OF RESTRICTION" means the period during which the transfer of
          Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.29 "PERSON" shall have the meaning ascribed to such term in Section
          3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d)
          thereof, including a "group" as defined in Section 13(d) thereof.

     2.30 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
          Article 8 herein.

     2.31 "RETIREMENT" means the Participant's termination of employment after such Participant reaches age sixty-five (65) or age fifty-five (55)
          with the accrual of ten (10) years of service.

     2.32 "SHARES" means common stock, par value $.01 of the Company.

     2.33 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.34 "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

     2.35 "TANDEM SAR" means an SAR that is granted in connection with a related
          Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related
          Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

     3.1 GENERAL. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Board, or by the Committee. The members of the
Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the
Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers of the Company.

     3.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the
Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Board may delegate its authority as identified herein.

     3.3 DECISIONS BINDING. Except as specifically provided in an Award
Agreement, all determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 364,764.1, some or all of which may be granted in the form of Shares of Restricted Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

     4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all
Employees and Directors.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan,
Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award
Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the
Board shall determine which are not inconsistent with the terms of the Plan. The
Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3 OPTION PRICE. The Option Price for each grant of an Option under this
Plan shall be as determined by the Board.

     6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th)
anniversary date of its grant.

     6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     Notwithstanding the above, Options may, but need not, include a provision whereby the Participant may elect to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of: (a) the original purchase price; or (b) the Fair Market Value of the Shares on the date of such repurchase, or to any other restriction the Committee determines to be appropriate.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the
Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered, if acquired from the Company, must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price);
(c) to the extent authorized in the Award Agreement, a promissory note; or (d)
by a combination of (a), (b) and (c); or (d) any other method approved by the
Board in its sole discretion.

     The Board also may allow cashless exercise as permitted under Federal
Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the
Plan's purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the
Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Award
Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9 NONTRANSFERABILITY OF OPTIONS.

          (a)  INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b)  NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a
               Participant's Award Agreement, no NQSO granted under this Article
               6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a
               Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each
Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

     7.3 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion.

     7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

     7.5 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is

exercised; and (c) the Tandem SAR may be exercised only when the Fair Market
Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a)  The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b)  The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board's determination regarding the form of SAR payout shall be set forth in the Award
Agreement pertaining to the grant of the SAR.

     7.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the
SAR following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

     7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a
Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a
Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

     8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the
Plan, the Board, at any time and from time to time, may grant Shares of
Restricted Stock to Participants in such amounts as the Board shall determine.

     8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s)
of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

     8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of
Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of
Restriction established by the Board and specified in the Restricted Stock Award
Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award
Agreement. All rights with respect to the Restricted Stock granted to a
Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 OTHER RESTRICTIONS. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that
Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

     To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of
Restriction.

     8.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction,
the Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     8.6 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted
Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

     9.1 GRANT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the
terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based
Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

     9.2 VALUE OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Each
Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and
Cash-Based Awards that will be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3 EARNING OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to
the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance

                                       10

Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the
Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND CASH-BASED
AWARDS. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned
Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares
(or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the
Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     At the discretion of the Board, Participants holding Performance
Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein, as determined by the Board).

     9.5 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. In the event the employment or directorship terminates for any reason, including by reason of death,
Disability, or Retirement, all Performance Units/Shares and Cash-Based Awards
shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

     9.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant's
Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 10. PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

     (a) Earnings per share;

     (b) Net income (before or after taxes);

     (c) Return measures (including, but not limited to, return on assets, equity, or sales);

     (d) Cash flow (including, but not limited to, operating cash flow and free cash flow);

                                       11

     (e) Cash flow return on investments, which equals net cash flows divided by owner's equity;

     (f) Earnings before or after taxes, interest, depreciation and/or amortization;

     (g) Internal rate of return or increase in net present value;

     (h) Dividends paid;

     (i) Gross revenues;

     (j) Gross margins; and

     (k) Share price (including, but not limited to, growth measures and total shareholder return).

     The Board in its sole discretion shall have the ability to set such performance measures at the corporate level or the business unit level.

     The Committee may exclude various items and occurrences from business results before determining Awards under the Plan. To the extent such exclusions affect Awards to executives covered by Section 162(m), they will be prescribed in resolutions that meet the requirements of Section 162(m) for deductibility.

     Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit
Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the
Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the
Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

     The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and

                                       12

Cash-Based Awards. If any such deferral election is required or permitted, the
Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES/DIRECTORS

     13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the
Company.

     13.2 PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 RIGHTS AS A STOCKHOLDER. A Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

ARTICLE 14. CHANGE IN CONTROL

     14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in
Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award
Agreement:

          (a)  Subject to the exceptions set forth in the last sentence of this
               Section 14.1(a) upon the occurrence of a Change of Control, either of the following two actions shall be taken: (A) fifteen days prior to the scheduled consummation of a Change of Control, all Options and SARs outstanding hereunder shall become
               immediately exercisable and shall remain exercisable for a period of fifteen days, or (B) the Board may elect, in its sole
               discretion, to cancel any outstanding grants and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), equal to the product of the number of
               Shares subject to the Option (the "Option Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price applicable to such Option Shares.
               With respect to the Company's establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold
               Options not later than the time at which the Company gives notice thereof to its shareholders. This Section 14.1(a) shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the
               assumption or continuation of the Options and SARs theretofore granted, or for the substitution for such Options and SARs for new common stock options and new SARs relating to the stock of a successor entity, or a parent or subsidiary thereof, with
               appropriate adjustments as to the number of shares (disregarding any

                                       13

               consideration that is not common stock) and option prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided.

          (b)  Any restriction periods and restrictions imposed on Restricted
               Shares that are not performance-based shall lapse.

          (d)  The target payout opportunities attainable under all outstanding
               Awards of performance-based Restricted Stock, Performance Units,
               Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all
               Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the
               effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the
               Performance Period that has elapsed prior to the Change in
               Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the
               Performance Period that has elapsed prior to the Change in
               Control, and based on an assumed achievement of all relevant targeted performance goals.

     14.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL
PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 15.3 hereof) or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control

     14.3 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in
Control is contingent on using pooling of interests accounting methodology, the
Board may take any action necessary to preserve the use of pooling of interests accounting

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

     15.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the
Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

     15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR
NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in
Section 4.3 hereof) affecting the Company or the financial statements of the
Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board

                                       14

determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's or any Award's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     15.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the
Plan to the contrary (but subject to Section 14.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     15.4 COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section
162(m) is applicable, all Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Board shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with
Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this
Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

     16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder,
Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold
Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the
Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such

                                       15

persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. GENERAL PROVISIONS

     19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule
16b-3 or its successors under the 1934 Act, unless determined otherwise by the
Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     19.5 LISTING. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to the effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

     19.6 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for shares of Shares under the Plan prior to:

          (a)  Obtaining any approvals from governmental agencies that the
               Company determines are necessary or advisable; and

          (b)  Completion of any registration or other qualification of the
               Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     19.7 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any

                                       16

liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19.8 INVESTMENT REPRESENTATIONS. As a condition to the exercise of an
Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such
Shares if, in the opinion of counsel for the Company, such a representation is required.

     19.9 NO ADDITIONAL RIGHTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

     Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Subsidiary or Affiliate, and accordingly subject to Section 15.3, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the
Company or any Affiliate for severance payments.

     19.10 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any
provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company, its Affiliates, and its
Subsidiaries operate or have Employees, the Board, in their sole discretion, shall have the power and authority to:

          (a)  Determine which Affiliates and Subsidiaries will be covered by the Plan;

          (b)  Determine which Employees employed outside the United States are eligible to participate in the Plan;

          (c)  Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

          (d)  Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.10 by the Board or the Committee shall be attached to this Plan document as
               Appendices.

          (e)  Take any action, before or after an Award is made, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Board may not take any actions hereunder which would violate any securities law or governing statute.

     19.11 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such
Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

                                       17

     19.12 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the
Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of
New York, county of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

                                       18